SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


I.   SCHEDULE 14A INFORMATION

     A. Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive  Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               Motient Corporation
                (Name of Registrant as Specified in Its Charter)

                                 Randy S. Segal
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction  applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:


     |_| Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

[GRAPHIC OMITTED]


Motient Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416

Dear Stockholder:

You are  cordially  invited  to attend the annual  meeting  of  stockholders  of
Motient Corporation to be held at 9:00 a.m. on Tuesday, May 22, 2001 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia (703/620-9000).

The formal notice of annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

Even if you are unable to attend the meeting in person, it is important that your shares be represented. Therefore, I urge you either to complete, date, sign and return the enclosed proxy card or vote your shares via the internet or telephone number provided on the proxy card at your earliest convenience. If you choose to attend the annual meeting, you may, of course, revoke your proxy and cast your votes personally at the meeting.


                                   Sincerely,
                                   /s/Gary M. Parsons
                                   Chairman of the Board

[GRAPHIC OMITTED]

Motient Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Motient Corporation:

The annual meeting of stockholders of Motient Corporation ("Motient" or the "Company") will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley
Drive, Reston, Virginia, on Tuesday, May 22, 2001, at 9:00 a.m., for the following purposes:

1.       To elect six directors;

2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants for Motient for the year 2001; and

3. To transact such other business as may be properly brought before the meeting or any adjournments thereof.

Only holders of record of Motient's common stock at the close of business on March 30, 2001 will be entitled to vote at the meeting. A list of such stockholders will be available at the Company's headquarters, 10802 Parkridge Boulevard, Reston, Virginia 20191 for examination during normal business hours by any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting.

Stockholders who do not expect to attend the meeting in person are asked to date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By order of the Board of Directors,
                                            Randy S. Segal
                                            Senior Vice President and Secretary

Reston, Virginia
April 23, 2001

Motient Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416




The accompanying proxy is solicited on behalf of the Board of Directors of Motient Corporation ("Motient" or the "Company") for use at the annual meeting of stockholders to be held on May 22, 2001, and any postponement or adjournments thereof. The annual meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, and will commence at 9:00 a.m. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting by delivering to the Secretary of Motient a written instrument of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying form of proxy are being first sent to stockholders on or about April 23, 2001.

The only class of securities of Motient entitled to vote at the 2001 annual meeting is its common stock, of which 49,575,413 shares were outstanding on March 30, 2001. Only stockholders of record at the close of business on March 30, 2001 will be entitled to vote at the annual meeting. The presence at the annual meeting of the holders of a majority of the issued and outstanding shares of common stock entitled to vote, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the annual meeting in the manner described elsewhere in this proxy statement.

Each stockholder has one vote for each share of common stock held. In Proposal 1, the election of directors, each stockholder is entitled to cumulate his or her votes. Under cumulative voting, each stockholder is allowed that number of votes equal to the number of director positions to be filled (six) multiplied by the number of shares of common stock owned. The stockholder may distribute those votes among one or more, or all, of the nominees as the stockholder desires. However, as described below, the accompanying proxy reserves to the persons named therein the right to distribute the votes represented by such proxy in their discretion in order to maximize the likelihood of electing the full slate of directors. Under cumulative voting, directors are elected by a plurality of votes cast. A withheld vote on any nominee will not affect the voting results.

Proposal 2 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting. Abstentions will be treated as votes present and entitled to vote and thus will have the effect of a vote against this proposal.

Brokers who hold shares in street name for beneficial owners do not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Broker non-votes will not affect the outcome of the vote on Proposal 2. Broker non-votes will be counted in determining the existence of a quorum.

The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. The Company, through its directors, officers and regular employees, may solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding common stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners, and the Company will reimburse the holders for their reasonable out-of-pocket expenses in so doing.




                            1. ELECTION OF DIRECTORS

It is intended that the persons named in the proxy will, unless otherwise instructed, vote for the election of the six nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are elected and qualified. If for any reason any nominee should not be available for election or able to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors and will be voted for the election of the other nominees named therein. In any event, management reserves the right in its discretion to distribute the total votes represented by the proxies unevenly or among less than all of the persons named (or their substitutes), as permitted by cumulative voting, in order to maximize the likelihood of electing the full slate of directors.

The Board currently comprises six members.

Nominees

Information with respect to the business experience and affiliations of the nominees to the Board of Directors is set forth below. The information set forth below and elsewhere in this proxy statement concerning the nominees and their security holdings has been furnished by them to Motient.

         Gary M. Parsons, 50. Motient's Chairman of the Board of Directors since March 1998, Mr. Parsons has been a Motient director, and formerly Chief Executive Officer and President of Motient, since July 1996. Mr. Parsons also serves as the Chairman of the Board of Directors of XM Satellite Radio Holdings Inc. ("XM Radio") and Mobile Satellite Ventures LLC ("Satellite Ventures"), which is 80% owned by Motient. Mr. Parsons joined Motient from MCI
Communications Corporation ("MCI") where he served in a variety of executive roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Mr. Parsons also serves on the Board of Directors of Sorrento Networks Corporation.

         Billy J. Parrott, 66. A Motient director since May 1988, Mr. Parrott is President and Chief Executive Officer of Antifire, Inc., a manufacturer of non-toxic fire retardants. Mr. Parrott is also the founder and co-founder of several telecommunications companies, including Private Networks, Inc., a builder and operator of telecommunications and broadcast properties, and Roanoke Valley Cellular Telephone Company, a cellular communications company. Mr. Parrott is owner of a production company where he functions as a writer, producer, director and marketing consultant to Fortune 500 companies.

         Walter V. Purnell, Jr., 55. A Motient director and the Company's Chief Executive Officer since January 1999, Mr. Purnell also serves as the President, a position he has held since March 1998. Mr. Purnell also serves as a director of Satellite Ventures. Previously, Mr. Purnell was President and Chief Executive Officer of ARDIS since September 1995. Before that, Mr. Purnell had served as the chief financial officer of ARDIS since its founding in 1990. Before 1990, Mr. Purnell held a broad range of senior executive positions with IBM over 23 years, with financial responsibility over significant telecommunications and other business divisions, both domestically and internationally.

     Andrew A. Quartner, 47. A Motient director since May 1988, Mr. Quartner also serves as corporate counsel at XO Communications, Inc. and Vice Chairman of CellPort Labs, Inc. Prior to 1997, Mr. Quartner was Senior Vice President, Law, of AT&T Wireless, which he joined in November 1985. Prior to joining AT&T Wireless, Mr. Quartner was associated with the law firm of Debevoise & Plimpton in New York.

         Jack A. Shaw, 62. A Motient director and formerly Chairman of the Board of Directors of Motient since July 1996, Mr. Shaw is Senior Executive Vice President of Hughes Electronics Corporation ("Hughes Electronics"). Mr. Shaw is a member of the Hughes Electronics Executive Committee. Mr. Shaw also serves as a Director of XM Radio. Prior to Mr. Shaw's current position, Mr. Shaw was Chairman and Chief Executive Officer of Hughes Network Systems ("HNS") and Executive Vice President of Hughes Electronics. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com, which was acquired by Hughes in 1987.

         Jonelle St. John, 47. A Motient director since November 2000, Ms. St. John was the Chief Financial Officer of MCI WorldCom International in London from 1997 through 2000 following her positions as the Vice President and Treasurer and Vice President for Corporation Planning and Business Analysis of MCI Communications Corporation from 1990 to 1997. Prior to working with MCI, Ms. St. John was the Vice President and Treasurer and the Vice President and Controller of Telecom*USA, which she joined in 1985. Before 1985, Ms. St. John held various positions at Arthur Andersen LLP.

The Board of Directors recommends that stockholders vote FOR the election of the six persons nominated to serve as Directors.


Board Committees, Meetings and Compensation

The Board of Directors has an Audit Committee which currently consists of Ms. St. John and Messrs. Parrott and Quartner. The Audit Committee is responsible for reviewing the Company's internal auditing procedures and accounting controls and will consider the selection and independence of the Company's outside auditors. The Audit Committee met four times during 2000.

The Board of Directors has a Nominating Committee which makes nominations for the Board of Directors and the Committees of the Board. The current members of the Nominating Committee are Messrs. Parrott, Parsons and Shaw. The Nominating Committee met once during 2000. The Nominating Committee will consider stockholder proposals of persons to be nominated for election to the Board made in accordance with the Company's Bylaws. See "Proposals for the Company's Annual Meeting in 2002," below.

The Board of Directors has a Compensation and Stock Option Committee which is responsible for administering Motient's Stock Award Plan, reviewing certain of Motient's compensation programs and making recommendations to the Board of Directors with respect to compensation. The current members of the Compensation and Stock Option Committee are Ms. St. John and Messrs. Parrott, Parsons, Purnell, Quartner, and Shaw. The Compensation and Stock Option Committee met one time during 2000 and took action by unanimous written consent seven times during 2000. See "Compensation and Stock Option Committee Report."

The Board of Directors also has an Executive Committee which meets as needed and generally has full authority to act on behalf of the Board of Directors unless otherwise prohibited by Delaware law. See "Agreements Among Stockholders." The current members of the Executive Committee are Ms. St. John and Messrs. Parrott, Parsons, Purnell, Quartner and Shaw. The Executive Committee did not meet during 2000.

The Board of Directors has an Independent Committee which is responsible for reviewing possible transactions in which one or more of the Directors may have an interest. The current members are Ms. St. John and Messrs. Parrott and Quartner. The Independent Committee met one time during 2000.

The Board of Directors met eight times during 2000 and took action by unanimous written consent three times during 2000. All director nominees attended 75% or more of all Board meetings and meetings of committees of which they were members during 2000.

Each non-employee member of the Board of Directors is entitled to receive an annual retainer of $19,000, and each member of the committees of the Board is entitled to receive additional amounts as follows: Executive Committee, $3,500 per year; Audit Committee, $2,500 per year; Independent Committee, $2,500 per year; Nominating Committee, $2,000 per year; and Compensation and Stock Option Committee, $2,000 per year. Directors have the right to elect to retain or forego these amounts, or to have them donated to a charity of their choice. Ms. St. John and Messrs. Parrott and Quartner elected to have such amounts paid to them directly. Mr. Shaw elected to forego receipt of retainer and committee fees.

Each non-employee member of the Board of Directors (an "Eligible Director") is entitled to receive options exercisable for the Company's common stock as provided in the Company's Stock Award Plan. Pursuant to this plan, each Eligible Director (other than directors electing not to receive such options) may receive discretionary grants at an exercise price equal to the fair market value of the common stock on the date of grant. Each option expires on the earlier of (i) ten years from the date of grant or (ii) seven months after a director's termination of service as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table and the accompanying notes set forth certain information concerning the beneficial ownership of Motient's common stock at March 30, 2001 (except where otherwise indicated), by (i) each person who is known by Motient to own beneficially more than five percent of Motient's common stock, (ii) each director, (iii) each Executive Officer named in the Summary Compensation Table (see "Executive Compensation," below) and (iv) all directors and Executive Officers as a group. Except as otherwise indicated, each person listed in the table has informed Motient that such person has (i) sole voting and investment power with respect to such person's shares of common stock and (ii) record and beneficial ownership with respect to such person's shares of common stock.

         Name of Beneficial Owner(1)                                   Number of
                                                                        Shares          % of Class
         Beneficial Owners of More than 5%

         AT&T Wireless Services, Inc.(2)                               3,001,145            6.05%
         1150 Connecticut Avenue, N.W.
         Washington, DC  20036

         Baron Capital, Inc.(3)                                        6,916,481           13.72%
         767 Fifth Avenue, 24th Floor
         New York, NY 10153

         Hughes Communications Satellite Services, Inc.(4)            11,661,796           21.37%
         Building S66/D468
         Post Office Box 92424
         Los Angeles, CA  90009

         RS Investment Management Co. LLC(5)                           5,105,200           10.29%
         RS Investment Management, L.P.
         338 Market Street, Suite 200
         San Francisco, CA  94111

         Noah A. Samara, Trustee                                       2,533,784            5.11%
         XM Ventures
         c/o WorldSpace, Inc.
         2400 N Street, NW
         Washington, DC 20037

         Directors and Executive Officers
         Dennis W. Matheson(6)(8) ..........................              72,112               *
         Billy J. Parrott(7)(8) ............................              43,600               *
         Gary M. Parsons(6)(10) ............................             660,544            1.31%
         Walter V. Purnell, Jr.(6)(10)(11) .................             233,603               *
         Andrew A. Quartner(7)(9) ..........................              51,000               *
         Jack A. Shaw(7) ...................................               6,000               *
         Randy S. Segal(6) (10) (12)........................             190,009               *
         W. Bartlett Snell(6) (10) .........................              70,841               *
         Jonelle St. John(7) ...............................              15,000               *


         All Directors and Executive Officers as a
         group (9 persons)(5)(9)  ............................         1,342,709            2.65%

         * Less than 1%

               (1)Certain  holders  of common  stock,  including  certain of the beneficial owners of more than 5% of the common stock ("5% Stockholders") listed in the table are parties to a stockholders' agreement dated December 1, 1993 (the "Stockholders' Agreement"). The 5% Stockholders who are parties to the Stockholders' Agreement may be deemed to constitute a group having beneficial ownership of all common stock held by members of such group. See "Agreements Among Stockholders." Each such 5% Stockholder disclaims beneficial ownership as to shares of common stock held by other 5% Stockholders.

               (2)Through its subsidiaries, Transit Communications, Inc. (681,818 shares), Satellite Communications Investments Corporation (1,113,135 shares) and Space Technologies Investments, Inc. (1,206,192). Transit Communications, Inc. is indirectly 80%-owned by LIN Broadcasting Corporation, which is an indirect subsidiary of AT&T Wireless. Satellite Communications Investments Corporation and Space Technologies Investments, Inc. are direct or indirect subsidiaries of AT&T Wireless.

               (3)Includes 828,281 shares of common stock issuable upon exercise of warrants issued in connection with the guarantees of the bank financings.

               (4)Hughes Communications Satellite Services, Inc. ("HCSSI") is an indirect wholly-owned subsidiary of Hughes, which is a wholly-owned subsidiary of General Motors Corporation. Includes 4,969,688 shares of common stock issuable upon exercise of warrants issued in connection with certain bank financings.

               (5)The  information  presented  for  such  persons  is based on a
          Schedule 13G filed with the Securities and Exchange Commission dated February 8, 2001.

               (6)Includes shares owned through the Company's matching 401(k) Plan and/or Employee Stock Purchase Plan.

               (7)Includes shares issuable upon the exercise of options granted under the Director Plan and/or the Stock Award Plan which options are vested and exercisable within sixty days after March 30, 2001, subject to compliance with applicable securities laws.

               (8)Includes 7,500 shares owned by Private Networks, Inc., a company in which Mr. Parrott owns a one-third equity interest. Mr. Parrott disclaims beneficial ownership as to all such shares of common stock.

               (9)Includes 1,050 shares owned by trusts for the benefit of each of Mr. Quartner's three children, of which Mr. Quartner is trustee, and 100 shares owned by Mr. Quartner's wife. Mr. Quartner disclaims beneficial ownership as to all such shares of common stock.

               (10)Includes shares issuable upon the exercise of options granted under the Stock Award Plan which options are vested and exercisable within sixty days after March 30, 2001, subject to compliance with applicable securities laws. Also includes shares of restricted stock awarded under the Stock Award Plan, which are subject to a number of conditions of forfeiture.

               (11)Includes 300 shares owned by Mr. Purnell's wife, as to which Mr. Purnell disclaims beneficial ownership.

               (12)Includes 12,960 shares owned for the benefit of each of Ms. Segal's four children as to which Ms. Segal disclaims beneficial ownership.

Agreements Among Stockholders

Motorola Agreement

In connection with the acquisition of ARDIS from Motorola by the Company on March 31, 1998 (the "ARDIS Acquisition"), and pursuant to the Stock Purchase Agreement dated as of December 31, 1997, as amended March 31, 1998, Motient, Motorola and certain of Motient's principal stockholders (Hughes and AT&T Wireless) (the "Participating Stockholders") agreed to certain registration rights with respect to Motient's common stock. Pursuant to the terms of the Participation Rights Agreement entered into on December 31, 1997 (the
"Participation Rights Agreement"), Motorola is entitled to certain demand and participation ("piggyback") registration rights with respect to the shares of common stock issued to Motorola as part of the ARDIS Acquisition. Motorola or its transferees are entitled to two demand registrations with respect to its shares of Motient's common stock, subject to certain registration priorities and postponement rights of Motient. In addition, Motorola is entitled to piggyback registration in connection with any registration of securities by Motient (whether or not for its own account) on a form which may be used for registration  of the common  stock  held by  Motorola.  Under the  Participation
Rights Agreement, Motorola's piggyback registration rights have certain priorities for sale over those of other parties (including the Participating Stockholders). Motorola's priority rights, however, do not extend to a primary registration on behalf of Motient. Motorola has registered all of its shares of Motient common stock on a shelf registration statement filed by Motient and declared effective by the SEC on March 31, 1999.


XM Ventures Agreements

The Company has registered for resale the shares of its Common Stock acquired by XM Ventures pursuant to an Exchange Agreement, dated July 7, 1999 (the "Exchange Agreement") by and among the Company, XM Radio and WorldSpace, Inc. ("WorldSpace"). This resale registration statement was declared effective by the SEC on August 12, 1999.

XM Ventures also has "piggyback" registration rights with respect to its Motient stock, when the Company proposes to register any of its securities in an underwritten public offering. The piggyback registration rights granted to XM Ventures are subject and subordinate to the registration rights under all of the Company's other existing registration rights agreements with other parties.

In addition, beginning on the later of July 7, 2001 or the exercise or expiration of all demand registration rights under all of the Company's other existing registration rights agreements with other parties, but in no event later than July 7, 2002, XM Ventures is entitled to two underwritten demand registrations on customary terms and procedures. These demand registrations are subject to the right of the Company's Board of Directors to delay any such registration for up to 90 days upon its good faith determination that such registration is not in the Company's best interests at that time.

There are also restrictions under the Exchange Agreement on XM Ventures' ability under certain circumstances to transfer its shares of Motient common stock to WorldSpace or any affiliate of WorldSpace, or to non-U.S. persons or entities in which non-U.S. persons have a significant interest.



Stockholders' Agreement

Motient and each holder of shares of Common Stock who acquired such shares prior to the Company's initial public offering are parties to a Stockholders' Agreement, amended and restated as of December 1, 1993 (the "Stockholders' Agreement"). The remaining parties to the Stockholders' Agreement, AT&T Wireless and Hughes, hold approximately 26% of the outstanding Common Stock on a fully diluted basis. The Stockholders' Agreement includes provisions relating to certain corporate governance matters, as well as the voting and transferability of shares of Common Stock held by the parties to such agreement, and provisions intended to ensure compliance with applicable laws and FCC regulations. While the Stockholders' Agreement technically remains in effect, its practical effect has been reduced, or eliminated, as a result of the changing nature of the Company's stockholder base and the increasing portion of the outstanding shares of Common Stock held by the public.

Executive Officers

Executive Officers of Motient are elected by, and serve at the discretion of, the Board of Directors. As part of their responsibilities, Executive Officers also currently serve as officers of the subsidiaries of Motient, including Motient Holdings Inc., Motient Communications Inc., Motient Services Inc., and Motient Services Inc. of Virginia. Executive Officers receive no additional compensation for these services. Information with respect to the age, business experience and the affiliations of the Executive Officers of Motient is set forth below.

     Gary M. Parsons, Chairman of the Board of Directors, joined the Company in July 1996. See "Nominees" for information regarding Mr. Parson's age, business experience and affiliations.

     Walter V. Purnell, Jr., Chief Executive Officer and President, joined the Company in March 1998. See "Nominees" for information regarding Mr. Purnell's age, business experience and affiliations.

     Dennis W. Matheson, 40. Motient's Senior Vice President and Chief Technology Officer since March 2000. From 1993 to March 2000, Mr. Matheson held other technical positions with Motient, most recently as Vice President of Engineering and Advanced Technology. Before joining Motient, Mr. Matheson was Senior Manager of Systems Architecture for Bell Northern Research, a subsidiary of Northern Telecom. Prior to that, he held various positions with Northern Telecom and Bell Northern Research within the design and product management organizations, and before that he held various engineering positions with Texas Instruments.

     Randy S. Segal, 45. Motient's Senior Vice President, General Counsel and Secretary since October 1992. Ms. Segal also serves as a Director of XM Radio and Satellite Ventures. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

     W. Bartlett Snell, 49. Motient's Senior Vice President and Chief Financial Officer since March 1999. Mr. Snell also serves as a Director of Satellite Ventures. Mr. Snell was formerly the Senior Vice President and Chief Financial Officer at Orbcomm Global, L.P. ("Orbcomm"), which he joined in 1996. Prior to joining Orbcomm, Mr. Snell spent 16 years at IBM in a variety of leadership positions in diverse business areas.

Audit Committee Report


                               MOTIENT CORPORATION


April 23, 2001

To the Board of Directors:

The Audit Committee consists of the following members of the Board of Directors:
Jonelle St. John (Chair), Billy J. Parrott, and Andrew A. Quartner. Each of the members is independent as defined under the rules of the National Association of Securities Dealers, Inc.


The Committee operates under a written charter, which is included as an Appendix to the Company's Proxy Statement which includes this Report.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Committee's responsibility is to monitor and oversee these processes.

The Committee has met and held discussions with management regarding the audited financials statements. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

We have discussed with the independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.


We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Audit Committee

Jonelle St. John (Chair)
Billy J. Parrott
Andrew A. Quartner


Audit Fees

For the fiscal year ended December 31, 2000, the aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $264,750, of which $117,250 had been billed as of December 31, 2000.

Financial Information Systems Design and Implementation Fees

For the fiscal year ended December 31, 2000, the Company did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by Arthur Andersen LLP.

All Other Fees

For the fiscal year ended December 31, 2000, the aggregate fees billed for services rendered by Arthur Andersen LLP, other than the fees discussed in the foregoing paragraphs, were $287,000, of which $218,000 related to system control reviews and $69,000 related to tax and accounting work for acquisitions.


Compensation and Stock Option Committee Report

Introduction

The Company's compensation policy for 2000 was established by the Compensation and Stock Option Committee consisting of Ms. St. John and Messrs. Parrott, Parsons, Purnell, Quartner, and Shaw. In accordance with this policy, which is discussed in greater detail below, the Compensation and Stock Option Committee set the base salaries of, and awarded cash bonuses, and stock options to, Motient's Executive Officers for 2000.

 Motient's Compensation Policy. Motient's compensation policy is designed to (i) attract and retain a talented and highly motivated executive corps, (ii) reward those executives for attaining personal, departmental and company-wide goals and
(iii) align the interests of those executives with the interests of the Company's stockholders. Each of these objectives is addressed to a greater or lesser extent by each of the three components of the executive's compensation - base salary, annual bonus and equity based awards (restricted stock awards and stock options).

In determining the base salaries of Executive Officers for 2000, the Compensation and Stock Option Committee continued its evaluation, begun in 1998, of the consistency of base and bonus compensation for executive and senior management. Salary increases were based on a consideration of maintaining comparable base salaries, within the context of recognizing the level of individual performance during 2000.

Annual Bonus. Motient's Executive Officers are eligible for discretionary annual bonuses. Performance objectives are set annually for each executive, with relative values set for attaining each objective. At year end, the Chief Executive Officer of the Company assesses each executive's success in obtaining his or her performance objectives, and makes an appropriate recommendation to the Compensation and Stock Option Committee regarding such executive's annual bonus. Such recommendations are generally based, in part, on quantitative factors relating to attainment of corporate objectives and, in part, on more qualitative factors relating to individual performance.

Equity Based Awards. The number and type of equity based awards granted to each executive is determined by the Compensation and Stock Option Committee in its discretion. In making its determination, the Compensation and Stock Option Committee considers the executive's position at the Company, his or her individual performance and other factors, including an analysis of the estimated amount potentially realizable from the award.

In January 2001, the Committee approved the grant of stock options to senior management to continue to align the interests of management with those of the stockholders, and to incentivize and retain those executives. In addition, the Board of Directors approved the satisfaction in full of the performance criteria set forth in previously awarded restricted shares to each of Messrs. Parsons, Purnell, and Snell and Ms. Segal in recognition of certain successful transactions throughout June 2000 and early 2001 subject to the annual vesting schedule.

Compensation of the Chief Executive Officer. The foregoing principles and policies were applied in determining the compensation of Mr. Purnell, Chief Executive Officer during 2000. During fiscal 2000, Mr. Purnell received a base salary of $275,300 and a bonus of $101,725. In January 2001, the Compensation and Stock Option Committee also awarded Mr. Purnell options to purchase 100,000 shares of the Company's common stock.

Tax Deductibility of Executive Compensation. The Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated Executive Officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1 million or meets certain specified conditions (such as stockholder approval). Based on the Company's current compensation plans and policies and recently released regulations interpreting the Code, the Company and the Compensation and Stock Option Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation. The Compensation and Stock Option Committee intends to monitor this issue, and will consider modifications of the Company's compensation policies as conditions warrant and to the extent necessary to serve the best interests of the Company.

Billy J. Parrott            Gary M. Parsons              Walter V. Purnell, Jr.
Andrew A. Quartner           Jack A. Shaw                   Jonelle St. John



Compensation and Stock Option Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2000, the Compensation and Stock Option Committee of Motient's Board of Directors consisted of Ms. St. John and Messrs. Parrott, Parsons, Purnell, Quartner and Shaw. During 2000, the Company and/or certain of its subsidiaries were party to certain contracts and/or transactions with Hughes or certain affiliates thereof. Mr. Shaw is an executive officer of Hughes. All of these contracts and transactions were approved by Motient's Board of Directors, and the Company believes that the contracts and transactions were made on terms substantially as favorable to the Company as could have been obtained from unaffiliated third parties. The following is a description of such contracts and transactions.

The Company's satellite construction contract with Hughes Aircraft required the Company to make ongoing payments to Hughes based on the performance of the satellite after launch. In 1997, the Company and Hughes agreed to reduce the amount of certain of these performance payments. Thereafter, the Company raised certain additional contractual payment issues. The Company and Hughes have not had discussions regarding these payment issues recently. The Company believes that the satellite construction contract has been assigned from Hughes to Boeing, in connection with Boeing's acquisition of Hughes' satellite business.

In connection with the acquisition of Motient Communications Inc. (formerly known as ARDIS), the Company, Motient Holdings Inc. and its subsidiaries entered into agreements with Morgan Guaranty Trust Company of New York, Toronto Dominion Bank, and certain other lenders (collectively, the "Banks") to provide for two facilities: (i) our unsecured five-year reducing revolving credit facility and
(ii) a five-year, term loan facility with up to three additional one-year extensions subject to the Banks' approval (collectively, the "Bank Financing"). The aggregate committed principal amount under these two facilities was originally $200 million but has since been reduced to $117.25 million. The term loan facility is secured by the assets of the Company, principally its stockholdings in XM Radio, Motient Holdings Inc., and Satellite Ventures. The Bank Financing is severally guaranteed by Hughes, Singapore Telecommunications, Ltd. and Baron Capital Partners, L.P. (collectively, the "Bank Facility Guarantors").

In exchange for the additional risks undertaken by the Bank Facility Guarantors in connection with the Bank Financing, Motient agreed, pursuant to a Guaranty Issuance Agreement dated March 31, 1998 (the "GIA"), to compensate the Bank
Facility Guarantors, principally in the form of 1 million additional warrants and repricing of 5.5 million warrants previously issued (together, the "Guarantee Warrants"). As originally issued, the Guarantee Warrants had an exercise price of $12.51. Further, in connection with the guarantees, Motient agreed to reimburse the Bank Facility Guarantors in the event that the Bank Facility Guarantors were required to make payment under the guarantees and, in connection with this reimbursement commitment, has provided the Bank Facility Guarantors a junior security interest with respect to the assets of the Company, principally its stockholdings in XM Radio, Motient Holdings Inc. and Satellite Ventures.

The Bank Facility Guarantors also obtained certain demand and piggy-back registration rights with regard to the unregistered shares of the Company's common stock held by them or issuable upon exercise of the Guarantee Warrants. Pursuant to the terms of the Amended and Restated Registration Rights Agreement among the Bank Facility Guarantors and the Company (the "Registration Rights Agreement"), the Company agreed to (i) extend the expiration date for demand registration rights with respect to the Bank Facility Guarantors' existing warrants, (ii) provide registration rights for the warrants issued pursuant to the GIA, and (iii) provide registration rights for other restricted securities held by the Bank Facility Guarantors. Under the Registration Rights Agreement the Bank Facility Guarantors are entitled to up to three demand registrations with respect to their shares of Motient's common stock, subject to certain registration priorities and postponement rights of Motient. In addition the Bank Facility Guarantors are entitled to piggyback registration in connection with any registration of securities by Motient (whether or not for its own account), subject to certain Motorola priorities for sale under the Participation Rights Agreement.

On March 22, 1999, Motient and the Bank Facility Guarantors agreed to amend the Registration Rights Agreement to (1) extend the expiration date for exercise of the demand registration rights granted thereunder to March 31, 2007, (2) clarify that the rights provided in the Registration Rights Agreement are assignable by the Bank Facility Guarantors provided that the prospective assignee agrees to become a party to that agreement, and (3) provide one additional demand registration right that may be exercised only by Hughes or its assignee.

On March 29, 1999, the Bank Facility Guarantors agreed to eliminate certain covenants contained in the GIA relating to the Company's Earnings Before Interest, Depreciation, Amortization and Taxes ("EBITDA") and service revenue. In exchange for this waiver, the Company agreed to amend the exercise price of the Guarantee Warrants from $12.51 per share to $7.50 per share.

As a result of the automatic application of certain adjustment provisions following the issuance of 7.0 million shares of common stock in the Company's public offering in August 1999, the exercise price of the Guarantee Warrants was further reduced to $7.36 per share, and the Guarantee Warrants became exercisable for an additional 129,246 shares.

On June 29, 2000, Hughes and Baron, the only Bank Facility Guarantors who still owned Guarantee Warrants as of such date, agreed with Motient to amend the exercise price of the Guarantee Warrants from $7.36 per share to $6.25 per share, in consideration of Hughes' and Baron's agreements to waive Motient's obligation to prepay a portion of the Bank Facility guaranteed by Hughes and Baron in connection with Motient's receipt of certain funds at the time of Satellite Ventures' formation.

On April 2, 2001, the exercise price of the Guarantee Warrants was further reduced to $1.31 per share, in consideration of Hughes' and Baron's agreement to consent to the Company's issuance of a $25 million note to Rare Medium Group, Inc., which note is secured by a pledge of 3,000,000 shares of common stock of XM Radio owned by the Company. In connection with this waiver and in consideration of Singapore Telecommunications' agreement to consent to such transaction, the Company also agreed to issue a new warrant to Singapore Telecommunications, exercisable for 300,000 shares of Company common stock, at $1.31 per share.

Performance Graph

The graph set forth below shows the cumulative total return to holders of the Company's common stock from December 31, 1995 through December 31, 2000, computed by dividing (1) the difference between the closing price per share at the beginning of such period and the last trading day of each month during such period (the Company did not declare or pay dividends on its common stock during such period) by (2) the closing share price at the beginning of such period, and compares such return to the performance during such period of the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S.") and the CRSP Nasdaq Telecommunications Stock Index ("Nasdaq Telecom"). The Nasdaq U.S. index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, and the Nasdaq Telecom index comprises all such domestic common shares of companies falling under Standard Industrial Classification Code 48. These indices are prepared for Nasdaq by the CRSP at the University of Chicago. The graph assumes $100 invested on December 31, 1995 in the Company's common stock (at $12.25 per share), the Nasdaq U.S. index and the Nasdaq Telecom index.

               COMPARISON OF SIXTY MONTHS CUMULATIVE TOTAL RETURN



   COMPARISON OF SIXTY MONTHS CUMULATIVE TOTAL RETURN

         [GRAPHIC OMITTED]

                 Dec. '95   Dec. '96   Dec. '97   Dec. '98   Dec. '99   Dec. '00
                 --------   --------   --------   --------   --------   --------

Motient           100.000    100.000    57.143     42.857    171.943     54.082
Nasdaq US         100.000    123.081   150.748    170.040    395.066    237.705
Nasdaq Telecom    100.000    102.254   149.263    111.713    438.290     188.39

Executive Compensation

The following tables set forth (a) the compensation paid or accrued by the Company to the Company's chief executive officer and its four other most highly compensated Executive Officers receiving over $100,000 per year (such officers, the "Named Executive Officers") for services rendered during the fiscal years ended December 31, 2000, 1999, and 1998 and (b) certain information relating to options granted to such individuals.


Summary Compensation Table


                                                                                                            All Other
                                       Annual Compensation                      Long-Term Compensation     Compensation
                                       -----------------------------------------------------------------  --------------
                                                                                              Securities
Name and                                             Other Annual       Restricted Stock      Underlying
Principal Position        Year      Salary  Bonus    Compensation(1)        Awards(2) $     Options/SARs(3)
------------------        ----      ------  -----    ---------------        -----------     ---------------

Gary M. Parsons(4)        2000    $219,181   $88,751          $414                           200,000
 Chairman of the Board    1999    $209,200  $168,438          $396                            50,000
                          1998    $349,596  $158,000       $10,122          $985,555         100,000              -

Walter V. Purnell, Jr.(6) 2000    $275,300  $101,725          $774                           200,000
 President and Chief      1999    $259,462   $86,625          $639                           100,000       $101,912(7)
 Executive Officer        1998    $172,258         -        $7,200          $709,600          80,000        $81,780(8)

Dennis W. Matheson(9)     2000   $169,889    $34,508          $143                            50,000
 Senior Vice President    1999   $146,815    $37,862          $114                            50,000
 and Chief Technology
 Officer

Randy S. Segal            2000   $239,692    $76,832          $180                           100,000
 Senior Vice President,   1999   $223,698    $68,847          $243                            50,000
 General Counsel and      1998   $204,216    $66,850        $9,904          $532,200               -              -
 Secretary

W. Bartlett Snell(5)      2000   $241,577    $75,460          $270                           100,000
 Senior Vice President,   1999   $172,615          -          $306          $188,800          40,000              -
 Chief Financial Officer


(1) For fiscal years 1998, 1999 and 2000, dollar amount includes group term life insurance premiums. For fiscal year 1998, dollar amount includes the personal use of a company car and/or a car allowance.

(2)As of December 31, 2000, the dollar value of restricted stock held by each of Messrs. Parsons, Purnell and Snell and Ms. Segal was $552,222, $397,600, $198,800, and $198,800 respectively. The restricted stock vests equally over three years and is subject to certain performance conditions that may be waived by the Board of Directors.

(3)The numbers reflect grants of options to purchase shares of common stock under the Stock Award Plan. The Company has not granted stock appreciation rights ("SARs").

(4)Mr. Parsons was Chief Executive Officer and Chairman of the Board, and Mr. Purnell was President, during 1998. The principal positions indicated above were effective January 1, 1999.

(5)Mr. Snell joined the Company in March 1999.

(6)Mr.  Purnell  joined the  Company  in April 1998 upon the ARDIS  Acquisition.

(7)Relates  to relocation  expenses.

(8)Relates to executive retirement plan pay-out.

(9)Mr. Matheson assumed his position in March 2000.

The following table sets forth each grant of stock options made during fiscal year 2000 to each of the Named Executive Officers.


Option/SAR Grants in Last Fiscal Year


                                                                                                Potential Realizable
                                          Individual Grants                                       Value at Assumed
                                                                                                  Annual Rates of
                                 Number of       % of Total                                         Stock Price
                                 Securities      Options/SARs                                       Appreciation for
                                 Underlying      Granted to   Exercise or                          Option Term(3)
                                 Options/SARs    Employees/   Base Price
     Name                        Granted(1)(2)   Fiscal Year  ($/Share)      Expiration Date           5%      10%
     ----                        -------------   -----------  ----------     ---------------          ------------


Gary M. Parsons ..............      50,000(3)       3.1943%     $15.71         Jan. 27, 2010          $493,997  $1,251,885
Gary M. Parsons ..............     150,000(4)       9.5829%     $15.71         Jan. 27, 2010        $1,481,990  $3,755,654
Walter V. Purnell, Jr. .......      50,000(3)       3.1943%     $15.71         Jan. 27, 2010          $493,997  $1,251,885
Walter V. Purnell, Jr. .......     150,000(4)       9.5829%     $15.71         Jan. 27, 2010        $1,481,990  $3,755,654
Dennis W. Matheson ...........      10,000(3)       0.6389%     $15.71         Jan. 27, 2010           $98,799    $250,377
Dennis W. Matheson ...........      30,000(4)       1.9186%     $15.71         Jan. 27, 2010          $296,398    $751,131
Dennis W. Matheson ...........      10,000(3)       0.6389%     $27.09         Mar. 23, 2010          $170,393    $431,809
Randy S. Segal ...............      25,000(3)       1.5971%     $15.71         Jan. 27, 2010          $246,998    $625,942
Randy S. Segal ...............      75,000(4)       4.7914%     $15.71         Jan. 27, 2010          $740,995  $1,877,827
W. Bartlett Snell ............      25,000(3)       1.5971%     $15.71         Jan. 27, 2010          $246,998    $625,942
W. Bartlett Snell ............      75,000(4)       4.7914%     $15.71         Jan. 27, 2010          $740,995  $1,877,827

(1)Does not include options granted on January 25, 2001, with respect to fiscal year 2000. The numbers reflect the grant of options to purchase shares of common stock under the Stock Award Plan. The Company has not granted SARs.

(2)Based on actual option term and annual compounding. The actual value a Named Executive Officer may realize will depend upon the excess of the price of the common stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by a Named Executive Officer, if any, will be at or near the values indicated.

(3)These options become exercisable in three annual installments, vesting at the rate of 33 1/3 % per year for three years.

(4)These options become exercisable on the seventh anniversary of the date of grant.

The following table sets forth, for each of the Named Executive Officers, the value of unexercised options at fiscal year-end:



Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1)


                                                                              Number of
Value of                                                                      Securities               Unexercised
                                                                              Underlying               in-the-
                                                                              Unexercised              Money
                                                                              Options at               Options/SARs
                                                                              FY-End (#)               at FY-End($)

                                     Shares
                                  Acquired on                                 Exercisable/              Exercisable/
     Name                         Exercise (#)       Value-Realized ($)      Unexercisable             Unexercisable
     ----                         ------------       ------------------      -------------             -------------

Gary M. Parsons.................        --                    --            557,408/303,703          $2,770,318/$1,509,404
Walter V. Purnell, Jr...........     3,000               $94,890            137,000/320,000            $680,890/$1,590,400
Dennis W. Matheson..............        --                    --             52,097/68,000             $258,922/$337,960
Randy S. Segal .................    21,932              $561,104            138,667/153,333            $689,174/$762,065
W. Bartlett Snell...............        --                    --             26,534/153,466            $131,873/$762,726

(1) The Company has not granted SARs.



                  2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

On the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent accountants for the Company for the year 2001, subject to ratification by the stockholders at the annual meeting. Arthur Andersen LLP have been the independent accountants for the Company since 1988. A representative of Arthur Andersen LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for the year 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to report in this proxy statement any failure to file by these dates. No person associated with the Company who was required to file under these rules failed to file any such required report in 2000. Mr. Snell was late in filing a report on Form 4 to report the purchase of 700 shares of Motient common stock for his children. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.


                                  OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Company at or prior to the meeting, will be voted at the meeting in accordance with any instructions specified on such proxy and, where no instruction is specified, as indicated on such proxy.



               PROPOSALS FOR THE COMPANY'S ANNUAL MEETING IN 2002

The Company will review for inclusion in next year's proxy statement stockholder proposals received by December 26, 2001. Proposals should be sent to the Secretary of the Company, 10802 Parkridge Boulevard, Reston, Virginia 20191-5416. In order to be included in the proxy statement for next year's annual meeting, such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").

A stockholder who wishes to submit a proposal for inclusion in next year's proxy statement, outside the processes of Rule 14a-8 under the Exchange Act, must, in accordance with Article II, Section 13 of the Company's By-Laws, file a written notice with the Secretary of the Company which conforms to the requirements of the By-Laws. If the Board of Directors or a designated committee or officer who will preside at the stockholders meeting determines that the information provided in such notice does not satisfy the informational requirements of the By-Laws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the By-Laws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 120 days prior to the date of the annual meeting to be held in 2002 (unless such notice relates to a special meeting or the annual meeting is called to be held before the date specified in the By-Laws, in which case the stockholder proposal must be delivered no later than the close of business on the tenth day following the date on which notice of the meeting is publicly announced). Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2002 annual meeting, and, if presented at the meeting, the Company will be able to use proxies given to it for such meeting to vote for or against any such proposal at the Company's sole discretion.


                               2000 ANNUAL REPORT

Motient's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements ("Annual Report"), is being furnished concurrently with this Proxy Statement to persons who were stockholders of record as of March 30, 2001, the record date for the Annual Meeting.

                                            By order of the Board of Directors,
                                            Randy S. Segal
                                            Senior Vice President and Secretary

Reston, Virginia
April 23, 2001

                                   APPENDIX A


                             Audit Committee Charter





     The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal controls which management and the Board of Directors have established, and the audit process. The membership of the Audit Committee shall consist of at least three members of the Board of Directors, at least two of which are independent, non-employee members of the Board of Directors, who shall serve at the designation of the Board. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors based on the recommendation of the Nominating Committee.


     In carrying out its responsibilities, the Audit Committee is expected to undertake the following activities:

1. Provide an open avenue of communication between the independent accountants, the internal auditors*, and the Board of Directors.

2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

3. Review and concur in the appointment, replacement or dismissal of the internal audit team, and at the time when the Company has a Director of Internal Audit, review and concur the appointment, replacement or dismissal of the Director of Internal Audit.

4. Confirm and assure the independence of the internal auditor and the independent accountants, including a review of a written statement of the independent accountants' independence and objectivity (delineating any management consulting services and related fees provided by the independent accountants) and a recommendation to the Board of Directors as to the same.

5. Inquire of management, the Director of Internal Audit, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Consider, in consultation with the independent accountants and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent accountants.

7. Review with management, the internal auditors and the independent accountants:

          A.  The  adequacy  of  the  Company's  internal  controls,   including
              computerized information system controls and security.

          B.  Any  related  significant  findings  and  recommendations  of  the
              independent  accountants   and  internal  auditors  together  with
              management responses.


8. Review with management and the independent accountants, at least annually:

          A. The Company's  financial  statements and related footnotes.

          B. The independent accountants' audit of the financial statements and associated report.

          C. Any significant changes required in the independent accountants' audit plan.

          D. Any serious disputes or issues with management encountered during the course of the audit.

          E. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

          F. The independent accountants' assessment of financial statement materiality.

          G. The Company's program for administering a code of ethical conduct, disseminating and explaining it to all employees, providing relevant employee training, monitoring compliance with the Company's "code of conduct" and enforcing disciplinary action.

          H. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants or the internal auditor.

          I. Review the SEC, FASB and other proposed rule-makings with the independent accounts to determine any potential impact to the Company.

9.       Consider and review with management and the internal auditors:

          A. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          B. Any changes required in the planned scope of their audit plan.

          C. The internal audit department charter, budget and staffing.

          D. Internal audit's compliance with the IIA's "Standards for the Professional Practice of Internal Auditing" (Standards).

10.      Review filings with the SEC and other  published  documents  containing
         the  company's   financial  data  and  assess   consistency   with  the
         information contained in the company's financial statements.

11.      Review with  management and  the independent  accountants,  the interim
         financial  statements  before  they   are  filed  with the SEC or other
         regulators.

12. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and communications received from regulators.

13. Meet with the independent accountants, the Director of Internal Audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

14. Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

15.      The Audit  Committee  shall  have the  power of  conduct  or  authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

16. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties established for a member of the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduce investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with the laws and regulations and the Company's code of conduct.

     As used throughout this document, "internal auditors" are deemed to be those individuals undertaking the role of internal audit, either as an employee of the Company, or acting as a consultant.

        This Proxy is Solicited By The Board of Directors of the Company


                               MOTIENT CORPORATION


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 22,2001


The undersigned hereby constitutes and appoints Gary M. Parsons and Walter V. Purnell, Jr., and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of Motient Corporation to be held at 9:00 a.m. on Tuesday, May 22, 2001 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, and any adjournments thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present (i) as designated upon the matters set forth on the reverse side, and
(ii) in their discretion, upon the approval of minutes of prior meetings of the stockholders and such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If directed by the undersigned to vote for the nominees, or if no direction is made, the votes represented by this proxy will be voted FOR the six nominees listed below in such proportions as determined by the Proxies in their discretion so as to maximize the likelihood of electing all such nominees; provided, however, that (i) if directed by the undersigned to withhold votes from one or more nominees, the votes represented by this proxy will be voted FOR the remaining nominees as set forth above, and (ii) if, prior to the election, any such nominee shall become unavailable for election or unable to serve, the Proxies may vote for such other persons as may be nominated. If no direction is made, this proxy will be voted FOR Proposal 2 on the reverse side. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.

Election of Directors, Nominees:


Billy J. Parrott, Gary M. Parsons, Walter V. Purnell, Jr.,
Andrew A. Quartner, Jack A. Shaw and Jonelle St. John

(change of address/comments)

----------------------------------------

----------------------------------------

----------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.

(REVERSE SIDE)

1.  Election of Directors

    |_|  For All Nominees      |_|  Withheld From All Nominees

    |_|  For, except vote withheld from the following nominee(s):

         ----------------------------------------------------

2. Ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the year 2001:

    For  |_|             Against  |_|             Abstain |_|

|_|  Change of address/comments on reverse side.


INSTRUCTIONS:

1. Please sign exactly as name is printed hereon.
2. If shares are held jointly, each holder should sign.
3. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such.
4. If a corporation, please sign full corporate name by President or other authorized officer.
5. If a partnership, please sign partners name by authorized person.




SIGNATURE(S)                                       DATE



MOTIENT CORPORATION

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:
--------------------
Using a touchptone phone call Toll-free:         1-877-PRX VOTE (1-877-779-8683)
and from outside the United States, call direct: 1-201-536-8073

To Vote by Internet:
-------------------
Log on to the Internet and to the website:       http://www.eproxyvote.com/mtnt
Note:   If  you  vote  over  the   Internet,   you  may  incur   costs  such  as
telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.